UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2022

Cushman & Wakefield plc

(Exact name of registrant specified in its charter)

England and Wales	001-38611	98-1193584
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices, including zip code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2022, the Board of Directors of Cushman & Wakefield plc (the “Company”) approved the Cushman & Wakefield Global, Inc. Amended & Restated Executive Employee Severance Pay Plan & Summary Plan Description (as amended and restated, the “Severance Plan”). The Severance Plan extends eligibility to participate to the Company’s global leadership team, including the Company’s named executive officers.

Pursuant to the Severance Plan, upon an involuntary termination not in connection with a change in control, an eligible participant would be entitled to receive the following severance benefits, subject to the participant’s execution of a release of claims: (a) a specified multiple of the participant’s base salary (1.5x for our CEO and 1.0x for other participants), (b) 1.0x the participant’s target annual bonus for the year in which the termination occurs, (c) a discretionary, pro-rated annual bonus for the year in which the termination occurs, (d) subsidized continued health coverage for the duration of the applicable severance period, (e) reimbursement for outplacement services, and (f) pro-rata vesting of a portion of the participant’s outstanding and unvested restricted stock units that were granted on or after the effective date of the Severance Plan.

Upon an involuntary termination or a resignation by the participant for good reason, in each case, within the two-year period following a change in control of the Company, an eligible participant would be entitled to receive the following severance benefits, subject to the participant’s execution of a release of claims: (i) two times the participant’s base salary, (ii) two times the participant’s target annual bonus for the year in which the termination occurs, (iii) a discretionary, pro-rated annual bonus for the year in which the termination occurs, (iv) subsidized continued health coverage for 24 months, (v) reimbursement for outplacement services, and (vi) if the acquirer assumed the outstanding equity awards in the change in control transaction, accelerated vesting in full of the participant’s outstanding and unvested equity awards that were granted on or after the effective date of the Severance Plan.

Except as otherwise set forth in the Severance Plan, if a participant is eligible to receive severance benefits pursuant to any other agreement with the Company or an affiliate or pursuant to applicable local law, the severance benefits provided under the Severance Plan will be reduced by such other severance benefits payable or provided to the participant. The Severance Plan may not be terminated in contemplation of a change in control or within 24 months after a change in control.

This summary of the Severance Plan does not purport to be complete and is qualified in its entirety by the text of the Severance Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1	Cushman & Wakefield Global, Inc. Amended & Restated Executive Employee Severance Pay Plan & Summary Plan Description, dated as of February 24, 2022

104	Cover Page Interactive Data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2022	CUSHMAN & WAKEFIELD PLC

	By:	/s/ Brett Soloway
	Name:	Brett Soloway
	Title:	Executive Vice President, General Counsel and Corporate Secretary